As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Assembly Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8729264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Tower Place, 7th Floor

South San Francisco, California 94080

(833) 509-4583

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason A. Okazaki

Chief Executive Officer and President

Two Tower Place, 7th Floor

South San Francisco, California 94080

(833) 509-4583

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

P. Michelle Gasaway, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

2000 Avenue of the Stars

Suite 200N

Los Angeles, California 90067

(213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File no. 333-285970)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall automatically become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $50,000,000, or the equivalent thereof, of its (a) shares of common stock; (b) shares of preferred stock, which may be issued in one or more series; (c) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities; (d) warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; (e) subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities; and (f) units. This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-285970) (the “Prior Registration Statement”), initially filed on March 20, 2025 and declared effective by the Securities and Exchange Commission on April 1, 2025. The required opinion and consents are filed herewith. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney.**

107	Filing Fee Table.*

*	Filed herewith.
**

Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-285970), filed with the Securities and Exchange Commission on March 20, 2025, and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on August 7, 2025.

Assembly Biosciences, Inc.

By:	/s/ Jason A. Okazaki
Name: Jason A. Okazaki
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 7, 2025.

Signature	Title

/s/ Jason A. Okazaki.	Chief Executive Officer, President and Director
Jason A. Okazaki, A.O., M.D.	(Principal Executive Officer)

/s/ Jeanette M. Bjorkquist	VP, Finance
Jeanette M. Bjorkquist	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board
William R. Ringo, Jr.

*	Director
Anthony E. Altig

*	Director
Tomas Cihlar, Ph.D.

*	Director
Gina Consylman

*	Director
Robert D. Cook II

*	Director
Sir Michael Houghton, Ph.D.

*	Director
Lisa R. Johnson-Pratt, M.D.

*	Director
Susan Mahony, Ph.D.

*	Director
John G. McHutchison, A.O., M.D.

*By: /s/ Jason A. Okazaki
Jason A. Okazaki
Chief Executive Officer and President
Attorney-in-Fact

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